Exhibit 24

POWER OF ATTORNEY

The undersigned (in his individual capacity, in each capacity set forth below the undersigned’s signature, and in his capacity as a manager or member of any limited liability company, as a partner of any partnership, as a director or officer of any company or corporate entity, and as a trustee of a trust, in each case, for which the undersigned is otherwise authorized to sign (in each such capacity, a “Filing Person” and collectively, the “Filing Persons”)) hereby constitutes and appoints each of Callum C. Macgregor, Wayne Keith Wilkes, Jr. and Wesley N. Slagle, signing singly, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to:

(i)	execute for and on behalf of the Filing Persons, in the Filing Persons’ capacities as a director, officer, and/or 10% shareholder of MasterCraft Boat Holdings, Inc. (the “Company”), any and all forms, schedules and other documents (including any amendments thereto) any Filing Person is required to file with the Securities and Exchange Commission (“SEC”) and any stock exchange on which the Company’s stock is listed, or which the attorney-in-fact considers it advisable for any Filing Person to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 ("Rule 144"), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as “SEC Filings”), granting unto each such attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 13, Section 16 and Rule 144, as fully and to all intents and purposes as each such Filing Person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof; and

(ii)	manage the Filing Persons’ EDGAR accounts as an account administrator and prepare, execute and make filings on EDGAR on the undersigned’s behalf for purposes of submitting a Form ID, including any amendments thereto, and any other documents necessary or appropriate to make such filings.

The undersigned Filing Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of such Filing Person, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Filings with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of May 2026.

/s/ Gary W. Rollins
Gary W. Rollins, individually, and

As President of LOR, Inc., in its capacity as Manager of RFT INVESTMENT COMPANY, LLC, and

As President of LOR, Inc., in its capacity as Manager of RFA MANAGEMENT COMPANY, LLC, and

As President of ROLLINS HOLDING COMPANY, INC., and

As President of LOR, Inc., in its capacity as Manager of RCTLOR, LLC, and

As President of LOR, INC., and

As Trustee of GARY W. ROLLINS REVOCABLE TRUST, and

As Sole Manager and Member of WNEG Management Company, LLC, in its Capacity as General Partner of WNEG INVESTMENTS, L.P., and

As Co-Trustee of the GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994